UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

Wave Sync Corp.

(Exact name of registrant as specified in charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Wall street, 28th Floor, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  646-512-5855

China Bio-Energy Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

Effective September 3, 2015, China Bio-Energy Corp. (the “Company”) amended its Certificate of Incorporation to change its corporate name to Wave Sync Corp. The corporate name change was effected pursuant to Section 242 of the Delaware General Corporation Law by filing a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State.

The Company’s common stock will continue to be quoted on the OTC Pink under the ticker symbol “CHIO” until FINRA assigns a new ticker symbol upon its approval of the name change.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01.    Other Events.

The Company has signed a Letter of Intent (“LOI”) to merge with EGOOS Mobile Technology Company Limited, a British Virgin Islands business company, and its subsidiaries (“EGOOS”). EGOOS focuses on researching, developing and manufacturing a new technology-infused audio chip for bank cards. Via the unique audio frequency emitted by the audio chip, the encrypted bank card information can be recognized by matching receptive electronic devices, enabling more efficient and safer electronic transactions. The merger is subject to a number of conditions, including satisfactory completion of diligence and execution of definitive agreements. There can be no assurance that the conditions to closing will be satisfied or merger will be completed.

Exhibit No.	Exhibit Description

(d) Exhibits
3.1	Certificate of Amendment dated September 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2015	Wave Sync Corp.

	By:	/s/ Mei Yang
Name: Mei Yang Title: Chief Executive Officer

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